UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2014

UNITED NATURAL FOODS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-21531	05-0376157
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

313 Iron Horse Way, Providence, RI 02908
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (401) 528-8634

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into A Material Definitive Agreement

On May 21, 2014 (the “Closing Date”), United Natural Foods, Inc. (the “Company”) entered into a First Amendment Agreement (the “Amendment”) among the Company, United Natural Foods West, Inc. (“UNFI West” and together with the Company, collectively, the “U.S. Borrowers”), and UNFI Canada, Inc. (the “Canadian Borrower” and, together with the U.S. Borrowers, the “Borrowers”), the financial institutions that are parties thereto as lenders (collectively, the “Lenders”), Bank of America, N.A. as administrative agent for the Lenders and Bank of America, N.A. (acting through its Canada branch), as Canadian agent for the Lenders, which amends the Company’s Second Amended and Restated Loan and Security Agreement dated as of May 24, 2012 (the “Credit Agreement”).

The material changes to the terms of the Credit Agreement are described below, which descriptions are qualified in their entirety by reference to the full text of the Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Availability

The Amendment increased the maximum borrowings under the senior secured revolving loan facility (the “Amended Credit Facility”) to an aggregate amount of $600.0 million from $550.0 million, of which up to (i) $550.0 million is available to the U.S. Borrowers and (ii) $50.0 million is available to the Canadian Borrower. The Amendment also provides for (i) a $50.0 million sublimit of availability for letters of credit of which there is a further $4.0 million sublimit for the Canadian Borrower, and (ii) a $45.0 million sublimit for short-term borrowings on a swingline basis of which there is a further $3.5 million sublimit for the Canadian Borrower. Under the Amendment, the Borrowers may, at their option, increase the aggregate amount of the Amended Credit Facility in an amount of up to $150.0 million (but in not less than $10.0 million increments) without the consent of any Lenders not participating in such increase, subject to certain customary conditions and the Lenders committing to provide the increase in funding. There can be no assurance that additional funding would be available.

Maturity

The Amended Credit Facility is scheduled to mature on May 21, 2019, extending the maturity date from May 24, 2017.

Certain Covenants and Representation and Warranties

The Amendment changed the fixed charge coverage ratio financial covenant in the Credit Agreement, which now requires the Company to maintain a fixed charge coverage ratio of at least 1.00 to 1.00 (defined as the Company’s consolidated EBITDA (as defined in the Credit Agreement) minus the unfinanced portion of Capital Expenditures (as defined in the Credit Agreement) to the Company’s consolidated Fixed Charges (as defined in the Credit Agreement)) as of the end of any period of four fiscal quarters while Aggregate Availability (as defined in the Credit Agreement) is less than the greater of (i) $50.0 million and (ii) 10% of the aggregate borrowing base. Previously the aggregate availability threshold was $35.0 million.

The Amendment also permits the Company to enter into a real-estate backed term loan facility which the Company anticipates that it will close in the fourth quarter of fiscal 2014 or first quarter of fiscal 2015. The Amendment provides that the debt under the term loan facility shall not exceed $200.0 million at any time. The liens on the collateral securing the term loan facility will be subject to the intercreditor agreement contained in the Credit Agreement, and prepayments of the term loan will be subject to certain restrictions contained in the Amendment.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a)    The information set forth in Item 1.01 above is incorporated herein by reference.

Item 8.01    Other Events

On May 22, 2014, the Company and its wholly-owned subsidiary, UNFI West, entered into a Stock Purchase Agreement by and among the Company, UNFI West, Tony’s Fine Foods (“Tony’s”), Scott Berger, as Representative and the shareholders named therein (the “Shareholders”) (the “Stock Purchase Agreement”) pursuant to which UNFI West agreed to acquire all of the outstanding equity securities of Tony’s (the “Stock Acquisition”) for a purchase price of approximately $195.3 million (the “Purchase Price”), approximately $187.8 million of which will be paid in cash with the remaining portion of the purchase price being paid with approximately 112,000 shares of the Company’s common stock. The Purchase Price is subject to a post-closing net working capital adjustment based on a comparison of Tony’s’ net working capital as of the closing to Tony’s’ average net working capital over the thirteen four-week fiscal periods ended prior to the closing. The Company expects to finance the cash portion of the Purchase Price with a combination of available cash and borrowings under the Amended Credit Facility. A portion of the borrowings under the Amended Credit Facility are expected to be refinanced into an approximately $150 million real-estate backed term loan facility that the Company anticipates it will enter into in the fourth quarter of fiscal 2014 or first quarter of fiscal 2015.

The closing of the Stock Acquisition is conditioned upon, among other things, customary closing conditions, including: (1) compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976 as amended, (2) the accuracy of the representations and warranties of each party as of the closing, (3) the performance in all material respects by the parties of their respective covenants, agreements and obligations under the Stock Purchase Agreement, and (4) in the case of the Company and UNFI West: (i) the absence of any change or event which has had, since May 21, 2014, a material adverse effect on the business of Tony’s and (ii) receipt of certain third-party consents necessary to consummate the Stock Acquisition.

The Stock Purchase Agreement contains customary representations and warranties and covenants from the Company and UNFI West, as well as Tony’s and the Shareholders. Pursuant to the Stock Purchase Agreement, the Company and UNFI West, on the one hand, and the Shareholders, on the other, will, if the Stock Acquisition is consummated, be obligated to indemnify each other, subject to certain temporal and financial limitations, for, among other things, losses resulting from breaches or misrepresentations under the Stock Purchase Agreement. Moreover, $15 million of the Purchase Price is expected to be deposited in an escrow account at the closing to satisfy indemnification claims made by the Company or UNFI West, if any, under the terms of the Stock Purchase Agreement. Seventy-five percent of the funds initially deposited into the escrow account and not then subject to pending indemnification claims of the Company or UNFI West or previously released from the escrow account will be released to the Shareholders on the eighteen (18) month anniversary of the closing with the remaining escrowed funds, not then subject to a pending indemnification claim, being released on the twenty-four (24) month anniversary of the closing.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

10.1
First Amendment Agreement dated May 21, 2014, by and among United Natural Foods, Inc., United Natural Foods West, Inc. and UNFI Canada, Inc., as Borrowers, the Lenders party thereto, Bank of America, N.A. as Administrative Agent for the Lenders, Bank of America, N.A. (acting through its Canada branch), as Canadian Agent for the Lenders and the other parties thereto.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding the Company’s business, proposed acquisition of Tony’s and proposed financing structures that involve substantial risks and uncertainties. In some cases these statements can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plans,” “planned,” “seek,” “should,” “will,” and “would,” or similar words. Statements that contain these words should be read carefully because they discuss future expectations, contain projections of future results of operations or of financial positions or state other “forward-looking” information. These statements are not historical facts and involve risks and uncertainties and are based on current expectations and management estimates; actual results may differ materially. The risks and uncertainties which could impact these statements are described in the Company's filings under the Securities Exchange Act of 1934, as amended, including its annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on October 1, 2013, its quarterly reports on Form 10-Q filed with the SEC on December 11, 2013 and March 12, 2014, and other filings the Company makes with the SEC, and include, but are not limited to the occurrence of any event, change or other circumstance that could give rise to the termination of the acquisition agreement entered into by the parties in connection with the Company’s proposed acquisition of all of the stock of Tony’s; the ability of the Company to consummate the proposed acquisition of Tony’s; the Company's ability to successfully deploy its operational initiatives to achieve synergies from the Tony’s acquisition; the Company’s ability to arrange and close on a term loan facility on terms satisfactory to the Company; the Company's dependence on principal customers; the Company's sensitivity to general economic conditions, including the current economic environment; changes in disposable income levels and consumer spending trends; the Company's ability to reduce its expenses in amounts sufficient to offset its increased focus on sales to conventional supermarkets and the resulting lower gross margins on the sales; the Company's reliance on the continued growth in sales of natural and organic foods and non-food products in comparison to conventional products; the Company's ability to timely and successfully deploy its warehouse management system throughout its distribution centers; increased fuel costs; the Company's sensitivity to inflationary and deflationary pressures; the relatively low margins and economic sensitivity of the Company's business; the potential for disruptions in the Company's supply chain by circumstances beyond its control; the risk of interruption of supplies due to lack of long-term contracts, severe weather, work stoppages or otherwise; the ability to identify and successfully complete acquisitions of other natural, organic and specialty food and non-food products distributors; and management's allocation of capital and the timing of capital expenditures. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company is not undertaking to update any information in the foregoing reports until the effective date of its future reports required by applicable laws. Any projections of future results of operations are based on a number of assumptions, many of which are outside the Company's control and should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced projections, but it is not obligated to do so.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED NATURAL FOODS, INC.

By:	/s/ Mark E. Shamber
Name:	Mark E. Shamber
Title:	Senior Vice President, Chief Financial Officer and Treasurer

Date: May 28, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1
First Amendment Agreement dated May 21, 2014, by and among United Natural Foods, Inc., United Natural Foods West, Inc. and UNFI Canada, Inc., as Borrowers, the Lenders party thereto, Bank of America, N.A. as Administrative Agent for the Lenders, Bank of America, N.A. (acting through its Canada branch), as Canadian Agent for the Lenders and the other parties thereto.